Exhibit 10.12

Tenancy Agreement
Agreement No.:

This Agreement is made on 20 August 2025 between the Landlord and the Tenant (both parties’ details listed in Appendix I).

Parties
Landlord (Party A): Full Comfort Investment Limited
(Hong Kong Business Registration No.:                    )

Tenant (Party B): Student Living (Hong Kong) Culture & Technology Limited
(Hong Kong Business Registration No.:                  )

The Parties agree that this Tenancy Agreement shall be governed by the laws of the Hong Kong Special Administrative Region. After friendly negotiation and on the basis of equality and mutual voluntariness, the Parties hereby enter into this Agreement and undertake to observe and perform the following terms:

1.	Premises, Term, Rent and Other Charges

1.1	Premises: Party A agrees to let and Party B agrees to take the premises situated at Flat B, 5/F, Koo Sing Building, 187–189 Des Voeux Road West, Sai Ying Pun, Hong Kong.

1.2	Term: 26 August 2025 – 25 August 2026 (both dates inclusive). Unless otherwise agreed in writing, the Agreement may not be terminated early.

1.3	Rent: HKD 14,200.00 per month, inclusive of water and internet charges but exclusive of all other outgoings payable by Party B.

1.4	Other Charges: In addition to the above rent and deposit, Party B shall pay all other charges including (without limitation) electricity and gas (if any) per the bills issued by the Water Supplies Department, the Power company and/or Towngas.

1.5	Referral fee: HKD 5,000 payable to the company that successfully introduced the tenant, to be deducted from the following month’s rent.

2.	Payment Time and Method

Party B hereby agrees to pay the following charges in Hong Kong dollars throughout the term on the dates and in the manner set out below:

2.1	Upon signing, Party B shall pay two months’ rent (HKD 28,400.00) as a deposit. Once the deposit is received in Party A’s bank account, Party A will reserve the flat until 10 days before commencement. (All references to “days” in this Agreement shall mean calendar days.)

2.2	At least 10 days before commencement (i.e. on or before 16 August) Party B shall pay the first two months’ rent (HKD 28,400.00). Thereafter, Party B shall pay:

by the end of the 4th month (i.e. on or before 26 December) four months’ rent (HKD 56,800.00); and

by the end of the 8th month (i.e. on or before 26 April) the final four months’ rent (HKD 56,800.00).

All payments shall be made to the bank account designated by Party A and shall be deemed paid only when cleared funds are shown in that account.

2.3	The deposit paid under Clause 2.1 will automatically be treated as a security deposit upon move-in.

2.4	If, after paying the deposit, Party B fails to pay the initial rent under Clause 2.2 at least 10 days before commencement, Party A may terminate this Agreement and forfeit the deposit as liquidated damages.

2.5	At expiry, Party B must settle all outstanding utility and miscellaneous charges.

2.6	All payments shall be remitted to Party A’s designated account (Appendix III). Any bank or remittance charges shall be borne by Party B.

3.	Landlord’s Obligations

Party A must:

3.1	deliver the premises to Party B on the commencement date; otherwise Party B may rescind and demand return of the deposit without interest.

3.2	provide internet access and maintain, at its cost, the facilities in proper working order (normal wear-and-tear and consumables such as light bulbs excepted).

3.3	provide bed, wardrobe, desk, chair, mattress, etc. (but without any warranty as to comfort or suitability for Party B’s personal requirements).

3.4	not disturb Party B’s quiet enjoyment provided rent and all charges are paid and no breach occurs.

3.5	respect Party B’s privacy and not interfere with Party B’s lawful activities inside the premises.

4.	Tenant’s Obligations

Party B must:

4.1	pay rent and all other charges strictly on the due dates. If any sum is outstanding for 15 days, Party A may re-enter, terminate and claim damages.

4.2	ensure all information supplied to Party A is true and notify Party A immediately of any change; misrepresentation entitles Party A to terminate.

4.3	use all fixtures and fittings properly and pay for any damage caused by misuse or negligence (blocked floor drains, WC, basins, etc.).

4.4	pay for repair of any willful damage where the responsible person cannot be identified.

4.5	not change locks or allow strangers into the building; any loss arising therefrom shall be borne by Party B.

4.6	not make any structural alterations or additions.

4.7	not carry out illegal activities, post advertisements or religious slogans, disturb neighbours or occupy common areas.

4.8	keep the premises, furniture and appliances in good order (fair wear and tear excepted), remove all personal belongings on termination and return the premises in the same condition as received; otherwise Party A may treat leftover items as rubbish and charge clean-up costs.

4.9	permit Party A’s staff, after reasonable notice (or without notice in emergency), to enter and inspect, repair or maintain common installations and equipment.

4.10	on expiry or earlier termination, reinstate the premises to the hand-over standard (good, clean and lettable condition). If Party B fails to return the premises on time, Party B shall indemnify Party A against all losses including (without limitation) penalties or agency fees payable to incoming tenants.

4.11	not publish or disseminate on the internet (including social media) any false, negative or unlawful information that may damage the premises or Party A’s reputation or interests.

5.	Breach, Expiry and Termination

5.1	Breach:

Should any of the following circumstances occur, Party A shall be entitled to lawfully re-enter and repossess the premises at any time, whereupon this Agreement shall be immediately and completely terminated, without prejudice to any right of Party A to pursue claims against Party B for any unresolved breach or non-performance of any provision of this Agreement and to recover from Party B any relevant losses and expenses in accordance with the terms hereof. Party A may at any time re-enter and terminate forthwith if:

(i)	any rent or other sum due remains unpaid for 15 days after becoming payable; or

(ii)	Party B is in arrears for an aggregate of 15 days or on 3 separate occasions during the term; or

(iii)	Party B breaches any other covenant or condition herein.

Termination shall be without prejudice to any antecedent claim.

5.2	Early termination:

Neither party may unilaterally terminate except as provided herein.

5.3	Automatic termination:

The Agreement shall automatically terminate (without liability to either party) if the Government compulsorily re-acquires the land, resumes the premises for public purposes, or schedules the building for demolition.

5.5	Tenant’s early termination:

If Party B terminates for its own convenience, it must:

(i)	The Parties may vary or terminate this Tenancy Agreement by mutual written consent.;

(ii)	pay all rent for the entire term (Clause 1.3);

(iii)	If Party B requests any variation or early termination of the tenancy, Party B must give Party A at least thirty (30) days’ prior written notice and, in addition, must pay Party A all amounts that are due but unpaid up to and including the termination date in accordance with this Tenancy Agreement, principally including (without limitation) all electricity and water charges for the period from the commencement date to the termination date. The exact amount shall be based on the bill issued by Party A. Party B must also contact Party A before the termination date to return the premises in the same condition as at the time of hand-over.;

5.6	Deposit refund:

(a)	Cooling-off: Party B has 48 hours after signing and paying the deposit to cancel in writing; Party A shall then refund the deposit in full within 48 hours. After the cooling-off period the Agreement remains in full force.

(b)	Transfer: If Party B wishes to transfer the tenancy to another person before commencement, Party A’s prior consent is required and Party B must pay one month’s rent as an administrative fee; the balance of the deposit (if any) will be refunded without interest.

6.	Confidentiality

6.1	Neither party may disclose the contents of this Agreement or any related documents to any third party without the other’s prior written consent.

6.2	This clause survives termination.

This Agreement is executed in two counterparts, each party holding one. It becomes binding on the date when both parties have signed and stamped it.

Party A: Full Comfort Investment Limited (BR: 73669003)

/s/ Leong Yin Ng
Date: 21st August, 2023

Party B: Student Living (Hong Kong) Culture Technology Limited (BR:66067583)

/s/ Chun Kwok Ng
Date: 21st August, 2023

Appendix I – Particulars of Parties
Premises: Flat B, 5/F, Koo Sing Building, 187–189 Des Voeux Road West, Sai Ying Pun
Landlord: Full Comfort Investment Limited
Tenant: Student Living (Hong Kong) Culture Technology Limited
Emergency Contact:                  Tel:
Term: 26 Aug 2025 – 25 Aug 2026
Rent: HKD 14,200.00 per month

Appendix II

Inventory & Services

	Items	Price (HKD)
Inside the Room	Room keys	350
	Double bed	4,500
	Mattress	300
	Curtains	200
	Wardrobe	4,000
	Desk	1,000
	Chair	200
	Bathroom mirror	150
	Basin	500
	Toilet	1,000
	A/C unit	5,000
	Projector (if provided)	1,000
Public Area	Modem + Router	650
	Refrigerator	3,000
	Dryer (if provided)	3,500
	Washing machine	3,500
	Induction hob	1,000

Services:

1.	Wi-Fi internet

2.	Use of listed items

3.	Routine household repairs: including, but not limited to, toilet repairs, lock replacement, light-bulb replacement, unblocking of drains and unblocking of sewerage pipes.

4.	Pest-control service for the apartment room will be carried out before the tenant moves in.

5.	Utility account opening and bill distribution

I have inspected the above items and confirm that they are in good order.

Appendix III – Landlord’s Bank Details
Hong Kong Bank Account
Account No.:

Account Name:

Bank:

Bank Code:

Payment Reference: